UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2009

MISCOR Group, Ltd.
(Exact name of registrant as specified in its charter)

Indiana	000-52380	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 South Walnut Street, South Bend, Indiana		46619
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (574) 234-8131

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

MISCOR Group, Ltd. (the “Company”), Magnetech Industrial Services, Inc. (“MIS”), Martell Electric, LLC (“Martell”), HK Engine Components, LLC (“HK”), Magnetech Power Services, LLC (“MPS”), Ideal Consolidated, Inc. (“Ideal”), 3-D Service, Ltd. (“3D”), and American Motive Power, Inc. (“AMP” and together with the Company, MIS, Martell, HK, MPS, Ideal and 3D, the “Borrowers” and each a “Borrower”) and Wells Fargo Business Credit, a division of Wells Fargo Bank, National Association (“Wells Fargo”), are parties to that certain Credit and Security Agreement dated January 14, 2008, as amended (the “Credit Agreement”).

On July 22, 2009, the Borrowers and Wells Fargo executed a second Fourth Amendment to the Credit Agreement (the “Fourth Amendment”).  The Fourth Amendment amended the Credit Agreement in the following respects:

•	revised the definition of “Borrowing Base”, resulting in lower available borrowings;

•	adjusted the interest rate on the revolving credit line and term notes (defined in the Credit Agreement as the “LIBOR Advance Rate”) to the Daily Three Month LIBOR plus 8.25%;

•	lowered the amount of the minimum EBITDA that the Borrowers are required to achieve in future periods; and

•	added conditions regarding marketing assets, the validation of the Borrower’s cash flow forecast, capital raising efforts and future financial projections.

In connection with the Fourth Amendment, the Company agreed to pay Wells Fargo an accommodation fee equal to $50,000, payable on the date of execution of the Fourth Amendment.

A copy of the second Fourth Amendment is filed herewith and incorporated by reference herein.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 22, 2009, the Board of Directors of the Company approved an amendment to the Company’s Amended and Restated Code of By-Laws (the “Bylaws”) to add a new Section 14 to Article IV thereof to elect not to be governed by new subsection 23-1-33-6(c) of the Indiana Business Corporation Law (the “IBCL”).  The new IBCL subsection, which became effective

July 1, 2009, imposes mandatory staggered terms for the members of the board of directors of all public companies incorporated in Indiana, unless, on or before July 31, 2009, the company adopts a bylaw provision expressly electing not to be governed by the subsection.  Even if a company elects to “opt-out” of the mandatory IBCL staggered board requirement, the company may maintain or adopt a staggered board in compliance with Indiana law pursuant to the provisions of the company’s articles of incorporation or bylaws.  A company that opts-out on or before July 31, 2009 may rescind the opt-out election and cause the company to become subject to the staggered-board requirement in IBCL Section 23-1-33-6(c).  Under the Company’s Amended and Restated Articles of Incorporation, the Board of Directors is currently divided into three classes, with the members of each class elected for a term of three years (unless a shorter period is specified) and until their successors are elected and qualified.  One class of directors is elected annually.

The above description of the amendment to the Bylaws is not complete and is qualified in its entirety by reference to the full text of the amended Bylaws, a copy of which is filed as Exhibit 3.1 to this report on Form 8-K and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Code of By-Laws of MISCOR Group, Ltd. (amended as of July 22, 2009)
10.1	Fourth Amendment to Credit and Security and Limited Waiver of Defaults dated July 22, 2009, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISCOR Group, Ltd.
Date: July 28, 2009

	By:	/s/ John A. Martell
John A. Martell
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Code of By-Laws of MISCOR Group, Ltd. (amended as of July 22, 2009)
10.1	Fourth Amendment to Credit and Security Agreement dated July 22, 2009, among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant